Exhibit 10.1

LIPIMETIX DEVELOPMENT, INC.

SERIES B PREFERRED STOCK
AND WARRANT PURCHASE AGREEMENT

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TABLE OF CONTENTS
(continued)

Exhibit A - SCHEDULE OF PURCHASERS

Exhibit B - FORM OF WARRANT

Exhibit C - FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Exhibit D - DISCLOSURE SCHEDULE

Exhibit E - RISK FACTORS

Exhibit F - FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit G - FORM OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

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SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock AND WARRANT Purchase Agreement (this “Agreement”) is made and entered into as of August 25, 2016, by and among LipimetiX Development, Inc., a Delaware corporation (the “Company”), and the investors set forth on Exhibit A attached to this Agreement (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

The Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company’s Series B-1 Preferred Stock, par value $0.00001 per share (the “Series B-1 Preferred Stock”) or Series B-2 Preferred Stock, par value $0.00001 per share (the “Series B-2 Preferred Stock,” and collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement.

The Purchasers who purchase shares of Series B-1 Preferred Stock shall also acquire, without additional consideration, warrants to purchase up to an aggregate of 49,100 shares of Series B-1 Preferred Stock in the form of Exhibit B attached hereto (the “Warrants”).

AGREEMENT

The parties hereby agree as follows:

1.  Purchase and Sale of Preferred Stock and Warrants.

1.1      Sale and Issuance of Series B Preferred Stock and Warrants.

(a)                The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form of Exhibit C attached to this Agreement (the “Restated Certificate”).

(b)               Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series B-1 Preferred Stock and Warrants or Series B-2 Preferred Stock set forth opposite each Purchaser’s name on Exhibit A, at the purchase price set forth on Exhibit A. The shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock issued to the Purchasers pursuant to this Agreement (including any shares issued at the Initial Closing and any Additional Shares, as defined below) shall be referred to in this Agreement as the “Shares.” The shares of Series B-1 Preferred Stock issuable upon exercise of the Warrants shall be referred to in this Agreement as the “Warrant Shares.”

1.2      Closing; Delivery.

(a)                The initial purchase and sale of the Shares and Warrants shall take place remotely via the exchange of documents and signatures, on August 25, 2016, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)               At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company. In addition, the Company will issue to each Purchaser of Series B-1 Preferred Stock a Warrant to purchase the number of Warrant Shares set forth opposite such Purchaser’s name on Exhibit A.

1.3.    Sale of Additional Shares of Preferred Stock. After the Initial Closing, the Company may sell, on similar terms and conditions as those contained in this Agreement as determined by the Company, up to 45,640 additional shares of Series B-1 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) and additional Warrants to purchase up to 15,975 shares of Series B-1 Preferred Stock, and up to 1,200,000 shares of Series B-2 Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) (the additional shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock are referred to herein collectively as the “Additional Shares”), to one or more purchasers (the “Additional Purchasers”), provided that (i) such subsequent sale is consummated prior to December 31, 2016; and (ii) each Additional Purchaser shall become a party to the Transaction Agreements (as defined below), by executing and delivering a counterpart signature page to each of the Transaction Agreements. Exhibit A to this Agreement shall be updated to reflect the number of Additional Shares, and Warrants if applicable, purchased at each such Closing, the parties purchasing such Additional Shares, and Warrants if applicable, and the purchase price per share.

1.4.    Use of Proceeds. In accordance with the directions of the Company’s Board of Directors, the Company will use the proceeds from the sale of the Shares to provide working capital for the development and commercialization of AEM-28-14 and analogs, for other general corporate purposes, and to repay a revolving line of credit to Capstone Therapeutics Corp.

1.5.    Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)                “Accounting Services Agreement” means that certain Accounting Services Agreement, effective as of August 3, 2012, as amended from time to time, by and between the Company and Capstone Therapeutics Corp.

(b)               “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

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(c)                “Amended and Restated Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among the Company and the stockholders party thereto.

(d)               “Code” means the Internal Revenue Code of 1986, as amended.

(e)                “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(f)                “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g)               “Key Consultants” means any executive-level employee of Benu BioPharma, Inc., as well as any employee or consultant of Benu BioPharma, Inc. who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property pursuant to the Management Agreement.

(h)               “Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge of the Company’s executive officers.

(i)                “Management Agreement” means that certain Management Agreement, dated as of August 3, 2012, by and among the Company, Benu BioPharma, Inc. and certain affiliates of Benu BioPharma, Inc., as amended from time to time.

(j)                “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

(k)               “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l)                “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a subsequent Closing under Subsection 1.2(b).

(m)              “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, by and among the Company and the stockholders party thereto.

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(n)               “Securities” means the Shares, the Warrants, the Warrant Shares, and the Common Stock issuable upon the conversion of the Shares.

(o)               “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(p)               “Shares” means the shares of Series B-1 Preferred Stock and Series B-2 Preferred Stock issued at the Initial Closing and any Additional Shares issued at a subsequent Closing under Subsection 1.2(b).

(q)               “Transaction Agreements” means this Agreement, the Warrants, the Amended and Restated Stockholders Agreement, and the Registration Rights Agreement.

2.  Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1.    Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2.    Capitalization.

(a)                The authorized capital of the Company consists, immediately prior to the Initial Closing, of:

(i)         3,000,000 shares of Class A-1 and Class A-2 common stock, $.00001 par value per share (the “Common Stock”), 1,120,000 shares of which are issued and outstanding immediately prior to the Initial Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(ii)       5,000,000 shares of Series A Preferred Stock, $.00001 par value per share (the “Series A Preferred Stock”) of which 3,500,000 shares are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

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(iii)     350,000 shares of Series B-1 Preferred Stock, $.00001 par value per share, none of which are issued and outstanding immediately prior to the Initial Closing, and 1,200,000 shares of Series B- 2 Preferred Stock, $.00001 par value per share, none of which are issued and outstanding immediately prior to the Initial Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate and as provided by the Delaware General Corporation Law.

(b)               The Company has adopted an equity incentive plan (the “Stock Plan”) and has reserved 71,500 shares of Class A-1 Common Stock, which represents six percent (6%) of the total outstanding shares of Common Stock on a fully diluted basis (prior to issuance of the Series B Preferred Shares pursuant hereto), for issuance to officers, directors, employees and consultants of the Company pursuant to the Stock Plan.

(c)                Subsection 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the number of shares of the following: (i) issued and outstanding Class A-1 Common Stock and Class A-2 Common Stock; (ii) granted stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plan; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the Warrants, (C) the rights provided in the Stockholders Agreement, and (D) the securities and rights described in Subsection 2.2(a)(iii) of this Agreement and Subsection 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.

2.3.    Subsidiaries. The Company currently owns all of the outstanding equity of LipimetiX Australia Pty Ltd (“LipimetiX Australia”). The Company formed LipimetiX Australia in order to allow the Company to perform clinical trials in Australia and to participate in a program sponsored by the Australian government which may provide reimbursement to the Company of forty-five percent (45%) of allowable expenses incurred by the Company in Australia to perform such clinical trials. Except for LipimetiX Australia, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity.

2.4.    Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares and Warrants, as applicable, at the Closing, and to issue the Warrant Shares and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Shares and Warrants has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent indemnification provisions contained in the Transaction Agreements may be limited by applicable federal or state securities laws.

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2.5.    Valid Issuance of Shares.

(a)                The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings described in Subsection 2.5(b) below, the Shares will be issued in compliance with all applicable federal and state securities laws. The Warrant Shares and the Common Stock issuable upon conversion of the Shares have been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser.

(b)               No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

2.6.    Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the Initial Closing, and (ii) filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7.    Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing (i) against the Company; or (ii) to the Company’s knowledge, that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

2.8.    Intellectual Property. The Company possesses certain intellectual rights pursuant to the Exclusive License Agreement, dated August 26, 2011, between The UAB Research Foundation and LipimetiX Development, LLC, as amended and assigned to the Company, governing the license and exploitation of the Licensed Patents, as defined therein, relating to Apolipoprotein E mimetic peptides. The Company has also filed one formulation patent application with the United States Patent and Trademark Office.

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2.9.    Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Restated Certificate or Bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (v) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10.    Agreements; Actions.

(a)                Except for the Transaction Agreements, the Exclusive License Agreement, the Management Agreement and the Accounting Services Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)               The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed other than indebtedness in the aggregate principal amount of approximately $1,500,000 owed to Capstone Therapeutics Corp., or indebtedness incurred in the ordinary course of business, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.9, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)                The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

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2.11.                Certain Transactions. The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company.

2.12.                Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.13.                Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.14.                Disclosure. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares, including a PowerPoint presentation regarding proposed pharmaceutical development operations (the “Operating Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Operating Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Operating Plan. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchasers, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

3.  Representations, Warranties and Covenants of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

3.1.    Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Transaction Agreements may be limited by applicable federal or state securities laws.

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3.2.    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares, Warrants, and Warrant Shares, as applicable, to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares, Warrants or Warrant Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares, Warrants or Warrant Shares.

3.3.    Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4.    Restricted Securities; No Public Market. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares and Warrants are, and the Warrant Shares and Common Stock issuable upon conversion of the Shares will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.5.    High Degree of Risk; Reliance on Own Advisors. The Purchaser acknowledges that an investment in the Securities involves a high degree of risk and there can be no assurance regarding the current or future economic value of the Securities or the performance of the Company or its business operations. The Purchaser has carefully read the Risk Factors attached to this Agreement as Exhibit E and incorporated into this Agreement by this reference (“Risk Factors”), has had an opportunity to review the Risk Factors with the officers of the Company and their representatives, and to ask questions and receive answers from them regarding such matters. The Purchaser further acknowledges that the Purchaser has relied on his, her or its own analysis and evaluation of the merits of acquiring the Shares and Warrants, as applicable, and has reviewed with his, her or its own tax advisors the U.S. federal, state, local and any applicable foreign tax consequences of acquiring the Shares and Warrants, as applicable. With respect to such matters, the Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its officers or agents, written or oral.

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3.6.    Legends. The Purchaser understands that the Shares and the Warrant Shares and any securities issued in respect of or exchange for the Shares or the Warrant Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)                Any legend set forth in, or required by, the other Transaction Agreements.

(b)               Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares or Warrant Shares represented by the certificate, instrument, or book entry so legended.

3.7.    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.8.    Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.9.    No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Shares or Warrants.

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3.10.                Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

3.11.                Residence. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.12.                Acknowledgment Regarding Contracts and Plan. The Purchaser hereby acknowledges that (i) the Company is party to the Management Agreement, pursuant to which Benu Biopharma, Inc., an Affiliate of certain of the stockholders of the Company, is contracted to manage all aspects of AEM-28 and analogs development, which Management Agreement provides for a monthly fee to Benu Biopharma for such services, as referenced in the Disclosure Schedule, and (ii) the Company is party to the Accounting Services Agreement, pursuant to which Capstone Therapeutics Corp., on a monthly fee basis, provides all cash management, accounting and contract administration to the Company, and management of LipimetiX Australia, as referenced in the Disclosure Schedule. The Purchaser also acknowledges that the Company may increase the number of shares available under the Stock Plan, and does hereby consent to and approve any amendment to increase such number of shares subject to the Stock Plan, and agrees to vote in favor thereof if presented to the stockholders of the Company for approval.

4.  Conditions to the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares and Warrants at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

4.1      Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2      Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3      Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4      Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and the Warrants pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5      Registration Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Registration Rights Agreement, substantially in the form of Exhibit F hereto.

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4.6      Amended and Restated Stockholders Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Stockholders Agreement, substantially in the form of Exhibit G hereto.

4.7      Amended and Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.8      Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (i) the Bylaws of the Company, (ii) resolutions of the Board of Directors of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (iii) resolutions of the stockholders of the Company approving the Restated Certificate.

4.9      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.10  Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5.  Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares and Warrants to the Purchasers at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1      Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2      Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3      Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares and Warrants, as applicable, pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4      Registration Rights Agreement. Each Purchaser shall have executed and delivered the Registration Rights Agreement, substantially in the form of Exhibit E hereto.

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5.5      Amended and Restated Stockholders Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Amended and Restated Stockholders Agreement, substantially in the form of Exhibit F hereto.

6.  Miscellaneous.

6.1      Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2      Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3      Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.4      Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5      Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6      Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 6.6.

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6.7      No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the Initial Closing of the sale of the Series B Preferred Stock to the initial Purchasers listed on Exhibit A hereto. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.8      Intentionally Omitted.

6.9      Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Agreements or the Warrants, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10  Amendments and Waivers. Except as set forth in Subsection 1.2(b) of this Agreement, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the holders of at least fifty percent (50%) of the outstanding shares of Common Stock (assuming conversion of all outstanding Series B Preferred Stock). Any amendment or waiver effected in accordance with this Subsection 6.10 shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.

6.11  Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12  Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13  Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate, the Warrants, and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

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6.14  Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.15  Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Arizona and to the jurisdiction of the United States District Court for the District of Arizona for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Arizona or the United States District Court for the District of Arizona, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

Waiver of Jury Trial: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

LIPIMETIX DEVELOPMENT, INC.

By: /s/: Dennis I. Goldberg

Name: Dennis I. Goldberg, Ph.D.

Title: President

Address:	5 Commonwealth Rd., Suite 2A
Natick, Massachusetts 01760
Attn: Dennis I. Goldberg, Ph.D.
Email: dgoldberg@lipimetix.com

with a copy to:

Leslie M. Taeger
Senior Vice President &
Chief Financial Officer
Capstone Therapeutics Corp.
1275 W. Washington St., Suite 104
Tempe, AZ 85281

[Signature Page to Stock Purchase Agreement]

PURCHASERS:

(Name of Purchaser - See Exhibit A)

By: (See Exhibit A)

Name: (See Exhibit A)	(print)

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

SCHEDULE OF PURCHASERS

INITIAL CLOSING
Name and Address of Purchaser
The Purchasers are accredited investors as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

EXHIBIT D

DISCLOSURE SCHEDULE

Capstone Revolving Line of Credit

At June 30, 2016, the outstanding balance of the Revolving Line of Credit “(Line”) extended to LipimetiX Development, Inc. (“JV” or “LipimetiX”) by Capstone Therapeutics Corp. was $1,553,000. The Line bears interest at 5% and is due December 31, 2016.

Benu BioPharma Management Services Agreement

The JV entered into a Management Services Agreement with Benu BioPharma, Inc. (“Benu”) to manage JV development activities. Benu is composed of Dennis I. Goldberg, Ph.D., Phillip M. Friden, Ph.D., and Eric M. Morrel, Ph.D.   The current monthly management fee is $80,000. However, no Management fees are due or payable except to the extent funding is available, as unanimously approved by members of the JV Board of Directors and as reflected in the approved operating budget in effect at that time.  Following the Series B-1 closing, Benu will be paid $50,000 per month for six months as a stated use of Series B-1 proceeds.

Capstone Accounting Services Agreement

The JV entered into an Accounting Services Agreement with Capstone Therapeutics Corp. to manage JV accounting and administrative functions. The current monthly accounting services fee is $10,000. However, no Accounting Services fees are due or payable except to the extent funding is available, as unanimously approved by members of the JV Board of Directors and as reflected in the approved operating budget in effect at that time.  Following the Series B-1 closing, Capstone Therapeutics Corp. will be paid $10,000 per month for six months as a stated use of Series B-1 proceeds.

LipimetiX Stock Plan

The LipimetiX Stock Plan was approved by the LipimetiX board and a majority of shareholders on June 10, 2016 for the purpose of incentivizing key management, board and consultants who contribute to the success of LipimetiX. On that date, the board authorized a pool of 71,500 common shares (6% of fully-diluted shares outstanding prior to the Series B-1 financing) for potential grant.  At the same meeting, the board granted a total of 67,026 options to Dr. Goldberg, Dr. Friden, Dr. Morell, Dr. Anantharamaiah, Dr. Steer, Dr. Garber, Mr. Taeger and Mr. Holliman, recognizing past and future service to LipimetiX.  The options are priced at 10% of the price per share of the Series B-1 or $1.07 per share and are 50% vested as of grant with remaining vesting on a monthly linear basis over 24 months.

EXHIBIT E

RISK FACTORS

An investment in the Shares should be considered highly speculative and involves a number of risks regarding our business, including without limitation those described below, as well as risks regarding the terms of the investment as set forth in this Agreement, the Certificate and the other Transaction Agreements. You should conduct your own due diligence prior to investing, and should also make such inquiries of the Company as you deem appropriate. You should also consult with your own legal, tax and financial advisors. If any of the following risks actually occur, the Company’s business, financial condition, results of operation, or even its continued existence could be harmed. Additional risks and uncertainties not presently known to the Company, or that it currently thinks are immaterial, may also impair the Company’s business operations. Among the risk components that you should consider and discuss with your advisors are the following:

1. We are a biopharmaceutical company with no revenue generating operations and high investment costs. Therefore, we will require additional funding to realize revenue from any of our product candidates, and we may never realize any revenue if our product candidates cannot be commercialized.

Our current level of funds is not sufficient to support continued research to develop our product candidates, and the proceeds of this offering will not be sufficient to fund all the research expenses necessary to achieve commercialization of any of our product candidates. We will require substantial additional capital, and/or a development partner, to complete the clinical trials and supporting research and production efforts necessary to obtain FDA or comparable foreign agencies’ approval, if any, for our product candidates. We may not receive any revenue from our product candidates until we receive regulatory approval and begin commercialization of our product candidates. We cannot predict whether, or when, that might occur. We can give no assurances regarding how much further development of our product candidates the proceeds will fund before more funding is necessary. There is no assurance that we can obtain needed funding from third parties on terms acceptable to us, or at all. New sources of funds, including raising capital through the sales of our debt or equity securities, joint venture or other forms of joint development arrangements, sales of development rights, or licensing agreements, may not be available or may only be available on terms that would have a material adverse impact on our existing stockholders’ interests.

Our future cash expenditure levels are difficult to forecast because the forecast is based on assumptions about the level of future operations, including the number of research projects we pursue, the pace at which we pursue them, the quality of the data collected and the requests of the FDA or comparable foreign agencies to expand, narrow or conduct additional clinical trials and analyze data. Changes in any of these assumptions can change significantly our estimated cash expenditure levels.

2. Our business is subject to stringent regulation, and if we do not obtain regulatory approval for our product candidates, we will not be able to generate revenue.

Our research, development, pre-clinical and clinical trial activities and the manufacture and marketing of any products that we may successfully develop are subject to an extensive regulatory approval process by the FDA and other regulatory agencies in the United States and abroad. The process of obtaining required regulatory approvals for pharmaceutical products is lengthy, expensive and uncertain, and any such regulatory approvals may entail limitations on the indicated usage of a product, which may reduce the product’s market potential. None of our product candidates has been approved for sale.

If we experience delays in our clinical trials, we will incur additional costs and our opportunities to monetize product candidates will be deferred. Delays could occur for many reasons, including the following:

•	the FDA or other health regulatory authorities, or institutional review boards, do not approve a clinical study protocol or place a clinical study on hold;
•	suitable patients do not enroll in a clinical study in sufficient numbers or at the expected rate, or data is adversely affected by trial conduct or patient drop out;

•	patients experience serious adverse events, including adverse side effects of our product candidates;
•	patients in the placebo or untreated control group exhibit greater than expected improvements or fewer than expected adverse events;
•	third-party clinical investigators do not perform the clinical studies on the anticipated schedule or consistent with the clinical study protocol and good clinical practices, or other third-party organizations do not perform data collection and analysis in a timely or accurate manner;
•	service providers, collaborators or co-sponsors do not adequately perform their obligations in relation to the clinical study or cause the study to be delayed or terminated;
•	we experience difficulties in obtaining sufficient quantities of the particular product candidate or any other components needed for pre-clinical testing or clinical trials;
•	regulatory inspections of manufacturing facilities, which may, among other things, require us or a co-sponsor to undertake corrective action or suspend the clinical studies;
•	the interim results of the clinical study are inconclusive or negative;
•	the clinical study, although approved and completed, generates data that is not considered by the FDA or others to be sufficient to demonstrate safety and efficacy;
•	changes in governmental regulations or administrative actions affect the conduct of the clinical trial or the interpretation of its result;
•	there is a change in the focus of our development efforts or a re-evaluation of our clinical development strategy; and
•	we lack of sufficient funds to pay for development costs.

Consequently, we cannot assure that we will make submissions to the FDA or comparable foreign agencies in the timeframe that we have planned, or at all, or that our submissions will be approved by the FDA or comparable foreign agencies. Even if regulatory clearance is obtained, post-market evaluation of our future products, if required, could result in restrictions on a product’s marketing or withdrawal of a product from the market as well as possible civil and criminal sanctions.

3. If our product candidates do not gain market acceptance or our competitors develop and market products that are more effective than our product candidates, our commercial opportunities will be reduced or eliminated.

Even if we bring one or more products to market, there is no assurance that we will be able to successfully manufacture or market the products or that potential customers will buy them. Market acceptance will depend on our ability to demonstrate to physicians and patients the benefits of the future products in terms of safety, efficacy, and convenience, ease of administration and cost effectiveness, as well as on our ability to continue to develop product candidates to respond to competitive and technological changes. In addition, we believe that market acceptance depends on the effectiveness of our marketing strategy, the pricing of our future products and the reimbursement policies of government and third-party payors. Physicians may not prescribe our future products, and patients may determine, for any reason, that our product is not useful to them. Insurance companies and other third party payors may determine not to reimburse for the cost of the product.

Competition in the pharmaceutical and biotechnology industries is intense and is expected to increase. Several biotechnology and pharmaceutical companies, as well as academic laboratories, universities and other research institutions, are involved in research and/or product development for indications targeted for use by our Apo E mimetic peptide molecule, AEM-28 (“AEM-28”), and its analogs. Most of our competitors have significantly greater research and development capabilities, experience in obtaining regulatory approvals and manufacturing, marketing, financial and managerial resources than we have.

Our competitors may succeed in developing products that are more effective than the ones we have under development or that render our proposed products or technologies noncompetitive or obsolete. In addition, certain of our competitors may achieve product commercialization before we do. If any of our competitors develops a product that is more effective than one that we are developing or plans to develop, or is able to obtain FDA or comparable foreign agencies’ approval for commercialization before we do, we may not be able to achieve significant market acceptance for certain of our products, which would have a material adverse effect on our business.

4. If we cannot protect our AEM-28 and other patents, or our intellectual property generally, our ability to develop and commercialize our future products will be severely limited.

Our success will depend in part on our ability to maintain and enforce patent protection for AEM-28 and its analogs and each resulting product. Without patent protection, other companies could offer substantially identical products for sale without incurring the sizable discovery, development and licensing costs that we have incurred. Our ability to recover these expenditures and realize profits upon the sale of products would then be diminished.

AEM-28 is patented and patent applications for the AEM-28 analogs have be filed. There have been no successful challenges to the patents. However, if there were to be a challenge to these patents or any of the patents for product candidates, a court may determine that the patents are invalid or unenforceable. Even if the validity or enforceability of a patent is upheld by a court, a court may not prevent alleged infringement on the grounds that such activity is not covered by the patent claims. Any litigation to enforce our rights to use our or our licensors’ patents will be costly, time consuming and may distract management from other important tasks.

As is commonplace in the biotechnology and pharmaceutical industries, we employ, or engage as consultants, individuals who were previously employed at other biotechnology or pharmaceutical companies, including our competitors or potential competitors. To the extent our employees are involved in research areas which are similar to those areas in which they were involved at their former employers, we may be subject to claims that such employees and/or we have inadvertently or otherwise used or disclosed the alleged trade secrets or other proprietary information of the former employers. Litigation may be necessary to defend against such claims, which could result in substantial costs and be a distraction to management and which may have a material adverse effect on us, even if we are successful in defending such claims.

We also rely on trade secrets, know-how and other proprietary information. We seek to protect this information, in part, through the use of confidentiality agreements with employees, consultants, advisors and others. Nonetheless, we cannot assure that those agreements will provide adequate protection for our trade secrets, know-how or other proprietary information and prevent their unauthorized use or disclosure. The risk that other parties may breach confidentiality agreements or that our trade secrets become known or independently discovered by competitors, could adversely affect us by enabling our competitors, who may have greater experience and financial resources, to copy or use our trade secrets and other proprietary information in the advancement of their products, methods or technologies.

5. Our success also depends on our ability to operate and commercialize products without infringing on the patents or proprietary rights of others.

Third parties may claim that we or our licensors or suppliers are infringing their patents or are misappropriating their proprietary information. In the event of a successful claim against us or our licensors or suppliers for infringement of the patents or proprietary rights of others, we may be required to, among other things:

•         pay substantial damages;

•         stop using our technologies;

•         stop certain research and development efforts;

•         develop non-infringing products or methods; and

•         obtain one or more licenses from third parties.

A license required under any such patents or proprietary rights may not be available to us, or may not be available on acceptable terms. If we or our licensors or suppliers are sued for infringement, we could encounter substantial delays in, or be prohibited from, developing, manufacturing and commercializing our product candidates.

6. Our reliance on third party clinical research organizations and other consultants could have a material effect on our ability to conduct clinical trials and perform research and development. Product development costs to us and our potential collaborators will increase, and our business may be negatively impacted, if we experience delays in testing or approvals or if we need to perform more or larger clinical trials than planned.

To obtain regulatory approvals for new products, we must, among other things, initiate and successfully complete multiple clinical trials demonstrating to the satisfaction of the FDA or other regulatory authority that our product candidates are sufficiently safe and effective for a particular indication. We currently rely on third party clinical research organizations and other consultants to assist us in designing, administering and assessing the results of those trials and to perform research and development with respect to product candidates. In relying on those third parties, we are dependent upon them to timely and accurately perform their services. If third party organizations do not accurately collect and assess the trial data, we may discontinue development of viable product candidates or continue allocating resources to the development and marketing of product candidates that are not efficacious. ither outcome could result in significant financial harm to us.

7. The loss of key management and scientific personnel may hinder our ability to execute our business plan.

As a small company our success depends on the continuing contributions of our management team and scientific consultants, and maintaining relationships with the network of medical and academic centers in the United States and centers that conduct our clinical trials. If we are not successful in retaining the services of these individuals, it could materially adversely affect our business prospects, including our ability to explore partnering or development activities.

We are managed under contract by Benu BioPharma Inc., which is comprised of three individuals (Dennis I. Goldberg, Ph.D., Phillip M. Friden, Ph.D., and Eric M. Morrel, Ph.D.) who are our minority stockholders. Although there is a services contract with Benu BioPharma Inc., there is no direct agreement with these individuals for continued services, and they are under no legal obligation to remain with Benu BioPharma Inc. We can give no assurance that all or any of these individuals will continue to provide services to us. Should any of these individuals not continue to provide services to us, it could have a material adverse effect on our ability or cost to develop AEM-28 and its analogs.

8. Possible side effects of our product candidates may be serious and life threatening. If one of our product candidates reveals safety or fundamental efficacy issues in clinical trials, it could adversely impact the development path for our other current product candidates for that peptide. We face an inherent risk of liability in the event that the use or misuse of our future products results in personal injury or death.

The occurrence of any unacceptable side effects during or after pre-clinical and clinical testing of our product candidates, or the perception or possibility that our product candidates cause or could cause such side effects, could delay or prevent approval of our products and negatively impact our business. The use of our product candidates in clinical trials may expose us to product liability claims, which could result in financial losses. Our clinical liability insurance coverage may not be sufficient to cover claims that may be made against us. In addition, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts or scope to protect us against losses. Any claims against us, regardless of their merit, could severely harm our financial condition, strain our management and other resources and adversely impact or eliminate the prospects for commercialization of the product which is the subject of any such claim.

EXHIBIT F

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT G

FORM OF AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT